UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to § 240.14a-12

MORGAN STANLEY AMERICAN OPPORTUNITIES FUND
MORGAN STANLEY CAPITAL OPPORTUNITIES TRUST
MORGAN STANLEY DIVIDEND GROWTH SECURITIES INC.
MORGAN STANLEY EQUALLY-WEIGHTED S&P 500 FUND
MORGAN STANLEY FINANCIAL SERVICES TRUST
MORGAN STANLEY FUNDAMENTAL VALUE FUND
MORGAN STANLEY HEALTH SCIENCES TRUST
MORGAN STANLEY MID-CAP VALUE FUND
MORGAN STANLEY REAL ESTATE FUND
MORGAN STANLEY SMALL-MID SPECIAL VALUE FUND
MORGAN STANLEY SPECIAL GROWTH FUND
MORGAN STANLEY TECHNOLOGY FUND (formerly known as Morgan Stanley Information Fund)
MORGAN STANLEY TOTAL MARKET INDEX FUND
MORGAN STANLEY VALUE FUND

(Names of Registrants as Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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                                IMPORTANT NOTICE
                    MEETINGS ADJOURNED TO SEPTEMBER 27, 2006

The Special Meetings of Shareholders of certain Morgan Stanley Funds, originally scheduled to take place on August 1, 2006, were adjourned to August 23, 2006. On
August 23, 2006, the Special Meeting of Shareholders of one or more of your
Morgan Stanley Funds was further adjourned to September 27, 2006 in order to solicit additional shareholder votes.

Please take a moment to cast your vote and return the proxy card in the envelope provided. If it is more convenient, you may cast you vote via the Internet or by telephone. Please see the enclosed proxy card for instructions to vote by
Internet or by telephone.